EXHIBIT 10.1

CREDIT AGREEMENT

This CREDIT AGREEMENT, dated as of September 10, 2019 (as amended, modified or supplemented from time to time, this “Agreement”), is entered into by and between AMYRIS, INC., a Delaware corporation (the “Company”), and [_____________] (the “Lender”).

RECITALS

    A.  Subject to the terms and conditions hereof, the Lender has agreed to purchase from the Company, and the Company has agreed to sell to the Lender, an unsecured promissory note (the “Note”) in the form attached hereto as Exhibit A having an aggregate principal amount of [_______] Dollars ($[______]).

AGREEMENT

    NOW THEREFORE, in consideration of the representations, warranties, and conditions set forth below, the parties hereto, intending to be legally bound, hereby agree as follows:

    1.  Purchase and Sale of the Note.  The sale and purchase of the Note (the “Closing”) shall take place at such place and time as the Company and the Lender may determine, but in no event later than September 10, 2019. At the Closing, the Company will deliver to the Lender the Note, against receipt by the Company of [________] Dollars ($[_______]) in immediately available funds. The Note will be registered in the Lender’s name in the Company’s records.

   2.  Representations and Warranties of the Company.  The Company represents and warrants to the Lender as of the date hereof and as of the Closing that:

(a)	Due Incorporation, Qualification, etc. The Company (i) is a corporation duly organized, validly existing and in good standing under the laws of Delaware; (ii) has the power and authority to own, lease and operate its properties and carry on its business as now conducted; and (iii) is duly qualified, licensed to do business and in good standing as a foreign corporation in each jurisdiction where the failure to be so qualified or licensed could reasonably be expected to have a Material Adverse Effect.

(b)	Authority. The execution, delivery and performance by the Company of this Agreement and the Note and the consummation by the Company of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate actions on the part of the Company.

(c)	Enforceability. This Agreement and the Note have been duly executed and delivered by the Company and constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its respective terms, except in each case as may be limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

(d)	Non-Contravention. The execution and delivery by the Company of this Agreement and the Note and the performance and consummation by the Company of the transactions contemplated hereby and thereby do not and will not (i) violate the certificate of incorporation or bylaws of the Company or any judgment, order, writ, decree, statute, rule or regulation applicable to the Company; (ii) violate any provision of, or result in the breach or the acceleration of, or entitle any other Person to accelerate (whether after the giving of notice or lapse of time or both), any mortgage, indenture, agreement, instrument or contract to which the Company is a party or by which it is bound except to the extent such violation, breach or acceleration could not reasonably be expected to result in a Material Adverse Effect; or (iii) result in the creation or imposition of any lien upon any property, asset or revenue of the Company or the suspension, revocation, impairment, forfeiture, or nonrenewal of any permit, license, authorization or approval applicable to the Company, its business or operations, or any of its assets or properties except to the extent such suspension, revocation, impairment, forfeiture or nonrenewal could not reasonably be expected to have a Material Adverse Effect. The Company is not in breach of any mortgage, indenture, agreement, instrument or contract to which the Company is a party or by which it is bound except to the extent such breach could not reasonably be expected to result in a Material Adverse Effect.

(e)	Approvals. No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental authority or other Person is required in connection with the execution and delivery by the Company of this Agreement and the Note and the performance and consummation by the Company of the transactions contemplated hereby and thereby, except for those already obtained or those that will be obtained prior to the Closing.

(f)	Tax Returns and Payments. The Company has timely filed all required tax returns and reports, and the Company has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by the Company except to the extent such taxes are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor.

(g)	Litigation. There are no actions or proceedings pending or threatened in writing by or against the Company except for such actions or proceedings that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

(h)	Full Disclosure. No written representation, warranty or other statement of the Company in any certificate or written statement given to Lender by the Company in connection with this Agreement or the Note, as of the date such representation, warranty, or other statement was made, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or written statements not misleading in light of the circumstances under which they were made.

   3.  Representations and Warranties of the Lender.  The Lender represents and warrants to the Company as of the date hereof and as of the Closing that:

(a)	Due Incorporation, Qualification, etc. The Lender (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of formation; and (ii) has all requisite power to execute and deliver this Agreement and to carry out and perform its obligations under the terms of this Agreement.

(b)	Authority. The execution, delivery and performance by the Lender of this Agreement and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate actions on the part of the Lender.

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(c)	Enforceability. The Lender has full legal capacity, power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement is a valid and binding obligation of the Lender, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

(d)	Securities Law Compliance. The Lender is purchasing the Note for its own account for investment, not as a nominee or agent, and not with a view to, or for resale in connection with, the distribution thereof. Lender has received or has had full access to all of the information necessary and appropriate to make an informed investment decision. The Lender is an accredited investor as such term is defined in Rule 501 of Regulation D under the Securities Act of 1933, as amended. The Lender acknowledges that it can bear the economic risk of the investment the Note.

(e)	Approvals. No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental authority or other Person is required in connection with the execution and delivery by the Lender of this Agreement and the performance and consummation by the Lender of the transactions contemplated hereby, except for those already obtained.

(f)	Non-Contravention. The execution and delivery by the Lender of this Agreement and the performance and consummation by the Lender of the transactions contemplated hereby do not and will not (i) violate the organizational documents of the Lender or any judgment, order, writ, decree, statute, rule or regulation applicable to the Lender; or (ii) violate any agreement to which the Lender is a party or by which it is bound.

(g)	Information Non-Reliance.

(i)The Lender represents and warrants that (i) it has carefully reviewed such information as it and its advisers deem necessary to make its decision to invest in the Note, (ii) has the ability to make, and has made, an informed decision as to the risks and merits of its investment in the Note on the terms set forth in this Agreement, and (iii) has made its own decision to consummate the transactions contemplated hereunder based exclusively on its own independent review, its financial experience, and consultations with such advisers as it deemed necessary. Without limiting the generality of the foregoing, the Lender acknowledges that neither the Company nor any of its affiliates or representatives is acting as a fiduciary or financial or investment adviser to the Lender, or has given the Lender any investment advice, opinion or other information on whether an investment in the Note is prudent. The Lender agrees it is not relying on the Information (as defined below), or any other information other than the express representations set forth in this Agreement.

(ii) The Lender acknowledges that the Company and its affiliates and representatives possess material nonpublic information regarding the Company not known to the Lender that may impact the value of the Note (the “Information”), that the Information is not disclosed in the Company’s public disclosures or its filings with the U.S. Securities and Exchange Commission (the “Commission”), and that the Company is not disclosing the Information to the Lender and that the Company and its affiliates and representatives have not made, and are not making, any representation with respect to any Information. The Lender understands, based on its experience, the disadvantage to which the Lender is subject due to the disparity of information between the Company and the Lender and the fact that the Information is not being disclosed to the Lender. The Lender acknowledges and agrees that, notwithstanding such disparity, it has deemed it appropriate to enter into this Agreement and to consummate the transactions contemplated hereunder. The Lender acknowledges the possibility that the Information may be material to a determination of a fair value for the Note and that value may be substantially different from the price being paid by the Lender for the Note hereunder.

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(iii) The Lender agrees that neither the Company nor any of its affiliates or representatives shall have any liability to the Lender whatsoever due to or in connection with the non-disclosure of the Information, and the Lender hereby irrevocably waives any claim that it might have based on the failure of the Company to disclose the Information. The Lender hereby irrevocably and unconditionally expressly releases, discharges and waives, to the fullest extent permitted by law, any and all claims, rights, causes of action, suits, obligations, debts, demands, liabilities, controversies, costs, expenses, fees or damages of any kind (including, but not limited to, any and all claims alleging violations of federal or state securities laws, common-law fraud or deceit, breach of fiduciary duty, negligence or otherwise), whether directly, derivatively, representatively or in any other capacity, that it may have or hereafter acquire against the Company, or any of its affiliates and their respective officers, employees, agents and controlling persons, relating to the purchase and sale of the Note, including the existence or non-existence of any Information, the Lender’s inability to review such Information or any failure to disclose such Information.

(iv) The Lender understands that the Company relies on the accuracy and truth of the foregoing representations, warranties, acknowledgements and agreements in entering into this Agreement and performing its obligations hereunder, and would not engage in the transactions contemplated by this Agreement in the absence of such representations, warranties, acknowledgements and agreements, and the Lender hereby consents to such reliance.

(v) Notwithstanding the forgoing, nothing in this Section 3(g) shall be deemed to limit or restrict the Lender’s rights or remedies with respect to any breach or violation by the Company of any of its representations, warranties or covenants contained in this Agreement or the Note, or to constitute an admission by the Company that any information is material or is otherwise required to be disclosed to any person.

    4.  Conditions to Obligations of the Lender.  The Lender’s obligations hereunder are subject to the fulfillment, on or prior to the Closing, of all of the following conditions, any of which may be waived in whole or in part by the Lender:

(a)	Representations and Warranties. The representations and warranties made by the Company in Section 2 hereof shall have been true and correct when made, and shall be true and correct as of the Closing.

(b)	Governmental Approvals and Filings. The Company shall have obtained all governmental approvals required in connection with the sale and issuance of the Note.

(c)	Legal Requirements. At the Closing, the sale and issuance by the Company, and the purchase by the Lender, of the Note shall be legally permitted by all laws and regulations to which the Lender or the Company is subject.

(d)	Transaction Documents. The Company shall have duly executed and delivered to the Lender this Agreement, the Note and the Warrant.

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    5.  Conditions to Obligations of the Company.  The Company’s obligations hereunder are subject to the fulfillment, on or prior to the Closing, of all of the following conditions, any of which may be waived in whole or in part by the Company:

(a)	Representations and Warranties. The representations and warranties made by the Lender in Section 3 hereof shall be true and correct when made, and shall be true and correct as of the Closing.

(b)	Governmental Approvals and Filings. The Lender shall have obtained all governmental approvals required in connection with the sale and issuance of the Note.

(c)	Legal Requirements. At the Closing, the sale and issuance by the Company, and the purchase by the Lender, of the Note shall be legally permitted by all laws and regulations to which the Lender or the Company are subject.

(d)	Purchase Price. The Lender shall have delivered to the Company [______] Dollars ($[_____]) in immediately available funds.

    6.   Definitions.  As used in this Agreement, the following capitalized terms have the following meanings:

“Closing” shall have the meaning set forth in Section 1 hereof.

“Code” shall have the meaning set forth in Section 7(l) hereof.

“Default” means the occurrence of any event or condition which, upon notice of passage of time, would constitute an Event of Default.

“Event of Default” shall have the meaning set forth in the Note.

“Form 8-K” shall have the meaning set forth in Section 7(j) hereof.

“Form 8-K Filing” shall have the meaning set forth in Section 7(j) hereof.

“GAAP” shall mean shall mean generally accepted accounting principles in the United States of America as in effect from time to time as set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board which are applicable to the circumstances as of the date of determination consistently applied.

“Material Adverse Effect” means a material adverse effect, individually or in the aggregate, (i) upon the business, properties, tangible and intangible assets, liabilities, operations, prospects, financial condition or results of operation of the Company, (ii) the ability of the Company to perform the Obligations in accordance with the terms of this Agreement or the Note or (iii) or the ability of Lender to enforce any of its rights or remedies with respect to the Obligations.

“Obligations” means all obligations of the Company under this Agreement or the Note including all loans, advances, debts, liabilities and obligations, howsoever arising, owed by the Company to the Lender under this Agreement and the Note of every kind and description (whether or not evidenced by any note or instrument and whether or not for the payment of money), now existing or hereafter arising under or pursuant to the terms of the Note, including all principal, interest, fees, charges, expenses, attorneys’ fees and costs and accountants’ fees and costs chargeable to and payable by the Company thereunder, in each case, whether direct or indirect, absolute or contingent, due or to become due, and whether or not arising after the commencement of a proceeding under Title 11 of the United States Code (11 U.S.C. Section 101 et seq.), as amended from time to time (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding.

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“Person” shall mean and include an individual, a partnership, a corporation (including a business trust), a joint stock company, a limited liability company, an unincorporated association, a joint venture or other entity or a governmental authority.

“Principal Amount” shall have the meaning set forth in Section 7(l) hereof.

“Warrant” means the Common Stock Purchase Warrant, issued on September [__], 2019, for the purchase of up to [_______] Warrant Shares (as such term is defined in the Warrant).

    7.  Miscellaneous.

(a)	Waivers and Amendments. Any provision of this Agreement may be amended, waived or modified only upon the written consent of the Company and the Lender.

(b)	Governing Law. This Agreement and all actions arising out of or in connection with this Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of law provisions of the State of New York.

(c)	Survival. The representations, warranties, covenants and agreements made herein shall survive the execution and delivery of this Agreement.

(d)	Successors and Assigns. Subject to the restrictions on transfer described in Section 7(e) below, the rights and obligations of the Company and the Lender hereunder and under the Note shall be binding upon and inure to the benefit of the successors, assigns, heirs, administrators and transferees of the parties.

(a)	Assignment by the Company; Assignment by the Lender. Neither this Agreement nor the Note nor any of the rights, interests or obligations hereunder or thereunder may be assigned, by operation of law or otherwise, in whole or in part, by the Company without the prior written consent of the Lender. The Lender will not assign, by operation of law or otherwise, this Agreement or the Note or any of its rights, interests or obligations hereunder or thereunder without the prior written consent of the Company, other than to an affiliate of the Lender or to a managed account or other entity with respect to which the Lender or any of its affiliates has investment control or authority.

(b)	Entire Agreement. This Agreement and the Note constitute the full and entire understanding and agreement between the parties relating to the subject matter hereof and thereof and supersede any previous written or verbal agreements between the parties with regard to the subject matter hereof and thereof.

(c)	Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or by commercial delivery service, or sent via telecopy (receipt confirmed) to the parties at the following addresses or telecopy numbers (or at such other address or telecopy numbers for a party as shall be specified by like notice):

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If to the Company, to:

Amyris, Inc.
5885 Hollis St., Ste. 100
Emeryville, CA 94608
Attention: General Counsel

If to the Lender, to:

[

]

(d)	Severability of this Agreement. If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(e)	Choice of Forum; Service of Process; Jury Trial Waiver.

(i)	The Company and the Lender irrevocably consent and submit to the exclusive jurisdiction of the courts of the State of New York and the United States District Court for the Southern District of New York, whichever the Lender may elect, and waive any objection based on venue or forum non conveniens with respect to any action instituted therein arising under this Agreement or the Note or in any way connected with or related or incidental to the dealings of the parties hereto in respect of this Agreement or the Note or the transactions related hereto or thereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity or otherwise, and agree that any dispute with respect to any such matters shall be heard only in the courts described above (except that the Lender shall have the right to bring any action or proceeding against the Company or its property in the courts of any other jurisdiction which the Lender deems necessary or appropriate in order to enforce its rights against the Company).

(ii)	The Company hereby waives personal service of any and all process upon it and consents that all such service of process may be made by certified mail (return receipt requested) directed to its address set forth herein and service so made shall be deemed to be completed five (5) days after the same shall have been so deposited in the U.S. mails, postage prepaid and return receipt requested, or, at the Lender’s option, by service upon the Company in any other manner provided under the rules of any such courts.

(iii)	THE COMPANY AND THE LENDER EACH HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR THE NOTE OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. THE COMPANY AND THE LENDER EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE COMPANY AND THE LENDER MAY FILE A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

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(iv)	The Lender shall not have any liability to the Company (whether in tort, contract, equity or otherwise) for losses suffered by the Company in connection with, arising out of, or in any way related to the transactions or relationships contemplated by this Agreement or the Note, or any act, omission or event occurring in connection herewith, unless it is determined by a final and non-appealable judgment or court order of competent jurisdiction binding on the Lender, that the losses were the result of acts or omissions constituting gross negligence or willful misconduct of its obligations under this Agreement or the Note. The Company: (i) certifies that neither the Lender nor any representative, agent or attorney acting for or on behalf of the Lender has represented, expressly or otherwise, that the Lender would not, in the event of litigation, seek to enforce any of the waivers provided for in this Agreement or the Note and (ii) acknowledges that in entering into this Agreement and the Note, the Lender is relying upon, among other things, the waivers and certifications set forth in this Section 7(i) and elsewhere herein and therein.

(f)	Form 8-K Filing. The Company shall, no later than 5:30 pm Eastern Time on the business day immediately following the Closing, file with the Commission a Current Report on Form 8-K (as prescribed by the Exchange Act) disclosing (i) the transactions contemplated hereunder and pursuant to the Warrant and (ii) any other financing transaction, securities issuance or other material event required to be disclosed on Form 8-K, in each case of which the Lender has knowledge, which has occurred, or is occurring on or as of the date of the Closing (and not previously publicly disclosed by the Company) (the “Form 8-K”). The Company shall provide a draft of the Form 8-K to the Lender for review and comment a reasonable time prior to the filing thereof (the “Form 8-K Filing”).

(g)	Disclosure Representation Letter. The Company shall, promptly following the Form 8-K Filing and on the date thereof, execute and deliver to the Lender a written representation as to the absence of material non-public information provided to the Lender by the Company, with such exceptions thereto as the Company may deem appropriate, if any (without any such exception constituting either the Company's or the Lender's agreement or concession that the information referenced in any such exception constitutes material non-public information).

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(h)	Issue Price. The Company and the Lender acknowledge and agree, solely for federal income tax purposes, that (i) the issuance of the Note and the Warrant for the principal amount of the Note (the “Principal Amount”) constitutes an “investment unit” within the meaning of Section 1273(c)(2) of the U.S. Internal Revenue Code (the “Code”), (ii) the issue price of the investment unit (within the meaning of Treasury Regulations Section 1.1273-2(h)) is equal to the Principal Amount, (iii) such issue price should be allocated $[________] to the Note and $[______] to the Warrant, and (iv) the foregoing allocation is based on the relative fair market values of the Note and the Warrant. Unless otherwise required pursuant to applicable law, the Company and the Lender shall prepare and file their respective federal income tax returns (and any information returns and other related statements required by the Code or any Treasury regulations, whether proposed, temporary or final) in a manner which is consistent with the allocation of the respective issue prices of the Warrant and the Note pursuant to this Agreement, including but not limited to the calculation of the amount, if any, of “original issue discount,” as defined in Section 1273(a) of the Code, on the Note. Nothing in this Section 7(l) shall be interpreted, alone or in conjunction with any other agreement to which the Company and the Lender are parties, (i) to modify the rate or amount of interest payable on the Note, (ii) to reduce the outstanding principal amount of the Note, (iii) to alter the amount of the exercise price of the Warrant, or (iv) to limit or impair in any way the rights of the Lender under this Agreement, the Warrant or the Note.

(i)	Modification Obligation. The Company shall not amend or otherwise modify any provision of that certain Credit Agreement, entered into on August 28, 2019 with Foris Ventures, LLC, or of the promissory note issued pursuant thereto, or grant any waiver thereunder, in each case in favor of the counterparty thereto or holder thereof, or issue any additional consideration or benefit pursuant thereto or in connection therewith, including any increase in interest rate, covenant modification, grant of equity or rights to acquire equity, without, in each case, concurrently therewith, amending or modifying this Agreement and the Note, as applicable, or granting a waiver, or issuing additional consideration or benefit, on the same terms for the benefit of the Lender (or its assignees).

(j)	Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall be deemed to constitute one instrument.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

COMPANY:

AMYRIS, INC.

By:
Name:
Title:

LENDER:

[_____________________]

By:
Name:
Title:

EXHIBIT A

FORM OF NOTE

AMYRIS, INC.

PROMISSORY NOTE

$[_________]	Issuance date: September [__], 2019

Amyris, Inc., a Delaware corporation (the “Company”), for value received, hereby promises to pay to [____________], or registered assigns (the “Holder”), the principal sum of [________] Dollars ($[_______]), or such lesser amount as shall then equal the outstanding principal amount hereunder, on January 1, 2023 (the “Maturity Date”) and to pay interest thereon, from the date of this Note, or from the most recent date to which interest has been paid on this Note, quarterly on March 31, June 30, September 30 and December 31 in each year, commencing December 31, 2019, at the rate of twelve percent (12.0%) per annum (calculated on a simple interest basis) until the Maturity Date or the earlier repayment or other satisfaction of this Note.

 Payment of the principal of this Note shall be made upon the surrender of this Note to the Company at its chief executive office (or such other office within the United States as shall be designated by the Company to the holder hereof) (the “Designated Office”) on the Maturity Date or such earlier date in accordance with the terms of this Note. All amounts payable in cash with respect to this Note shall be made by wire transfer to the holder, provided that if the holder shall not have furnished wire instructions in writing to the Company no later than the business day immediately prior to the date on which the Company makes such payment, such payment may be made by U.S. dollar check mailed to the address of the holder as such address shall appear in the Company register. Notwithstanding anything contained herein or in any common stock purchase warrant issued by the Company to the Holder and outstanding as of the date hereof (each, a “Warrant”) to the contrary, the Holder shall be permitted, upon written notice to the Company, to pay the exercise price for any shares of the Company’s common stock, par value $0.0001 per share, issuable upon the exercise of any Warrant (the “Warrant Shares”) by surrendering to the Company all, or any portion, of this Note and all or such portion of the outstanding amount under this Note, as applicable, shall be cancelled in exchange for the payment of the exercise price for such Warrant Shares and, if the Holder surrenders less than all of this Note, the Company shall promptly thereafter issue to the Holder a new promissory note for the remaining amount under this Note.

This Note was issued pursuant to the Credit Agreement, dated as of September [__], 2019 (as amended from time to time, the “Agreement”), by and between the Company and the original holder of this Note and is subject to provisions of the Agreement. Capitalized terms used but not otherwise defined herein shall have the meaning given to such terms in the Agreement.

1.  Redemption.  This Note is subject to redemption, in whole or from time to time in part (in any amount that is an integral multiple of $1,000), upon not less than five (5) days’ prior written notice in the manner provided in Section 4(b) hereof, at the election of the Company, at a redemption price of 100% of the amount hereof, together with accrued and unpaid interest to, but excluding, the redemption date.

2.  Certain Covenants. Until the Obligations hereunder are paid or otherwise satisfied in full:

(a)	The Company will maintain or cause to be maintained its corporate or other organizational existence and good standing in its jurisdiction of incorporation and maintain its qualification in each jurisdiction where the failure to so qualify would reasonably be expected to have a Material Adverse Effect.

(b)	The Company will comply with all applicable statutes, regulation and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property, other than those the noncompliance with which would not have, and which would not reasonably be expected to have, a Material Adverse Effect.

(c)	The Company will cause the proceeds of the loans evidenced under this Note to be used solely (a) as working capital and (b) to fund the Company’s general business requirements, and not for personal, family or household purposes.

(d)	The Company will execute any further instruments and take any further action as the Holder reasonably requests to effect the purposes of this Note or the Agreement.

    3.  Events of Default.

(a)	“Event of Default”, wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(i)	default in the payment of any amount upon this Note when it becomes due and payable;

(ii)	default in the performance, or breach, of any covenant of the Company herein (other than a default in the performance or breach of which is specifically dealt with elsewhere in this Section 3(a)) and continuance of such default or breach for a period of 10 days;

(iii)	the commencement against the Company of an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated bankrupt or insolvent and such case or proceeding is not dismissed or stayed within 45 days;

(iv)	the commencement by the Company of a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by the Company to the entry of a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against either the Company, or the filing by either the Company of a petition or answer or consent seeking reorganization or similar relief under any applicable federal or state law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or the making by either the Company of an assignment for the benefit of creditors, or the admission by either the Company in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company in furtherance of any such action;

(v)	The Company or any Person acting for the Company makes any representation, warranty, or other statement now or later in this Note or the Agreement or in any writing delivered to the Holder or to induce the Holder in connection with this Note, the Agreement or any other document entered into in connection with this Note or the Agreement or to enter this Note, the Agreement or any other document entered into in connection with this Note or the Agreement, and such representation, warranty, or other statement is incorrect in any material respect when made;

(vi)	at any time, any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the “Exchange Act”)), shall become, or obtain rights (whether by means of warrants, options or otherwise) to become, the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of fifty percent (50.0%) or more of the ordinary voting power for the election of directors of the Company (determined on a fully diluted basis);

(vii)	any portion of the Company’s assets are attached or seized, or a levy is filed against any such assets, or a judgment or judgments is/are entered for the payment of money, individually or in the aggregate, of at least $10,000,000, or the Company is enjoined or in any way prevented by court order from conducting any part of its business and such judgment shall remain undischarged or unvacated, unbonded or unstayed for a period in excess of forty-five (45) days; or

(viii)	the Company and/or any Subsidiary, individually or in the aggregate, fails to pay, when due, or within any applicable grace period, any payment with respect to any indebtedness in excess of $10,000,000 due to any third party (other than, with respect to unsecured indebtedness only, payments contested by the Company and/or such Subsidiary (as the case may be) in good faith by proper proceedings and with respect to which adequate reserves have been set aside for the payment thereof in accordance with GAAP) or is otherwise in breach or violation of any agreement for monies owed or owing in an amount in excess of $10,000,000, which breach or violation results in the acceleration of amounts due thereunder.

(b)    Upon the occurrence and during the continuance of an Event of Default, the Holder may (a) declare all Obligations hereunder immediately due and payable (but if an Event of Default described in Section 3(a)(iii) or 3(a)(iv) occurs all Obligations hereunder are immediately due and payable without any action by the Holder) and (b) exercise all rights and remedies available to the Holder under this Note, the Agreement or at law or equity. The Company will give the Holder notice, within five (5) business days of the occurrence thereof, of any Event of Default of which it is or becomes aware. Such notice shall be given in the manner provided in Section 4(b).

(c)	Upon the occurrence of and during the continuation of any Event of Default, the interest rate applicable to the Obligations shall be automatically increased, without need for further action by the Holder, by five percent (5%) per annum (the “Default Rate”) with respect to the principal then outstanding and all other Obligations then outstanding (including, to the extent permitted by applicable law, all past due interest) (whether before or after any judgment and whether or not acceleration or demand for payment has been made). The Company acknowledges that the cost and expense to the Holder due to an Event of Default are difficult to ascertain and that the Default Rate is fair and reasonable compensation for this.

4.  Other.

(a)    No provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times and places herein prescribed or to repay or otherwise satisfy this Note as herein provided.

(b)    The Company will give prompt written notice to the Holder of any change in the location of the Designated Office. Any notice to the Company or to the Holder shall be given in the manner set forth in the Agreement.

(c)    The transfer of this Note is registrable on the register maintained by the Company upon surrender of this Note for registration of transfer at the Designated Office, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company duly executed by, the holder hereof or such holder’s attorney duly authorized in writing, and thereupon one or more new notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees. Such securities are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. No service charge shall be made for any such registration of transfer, but the Company may require payment of a sum sufficient to recover any tax or other governmental charge payable in connection therewith. Prior to due presentation of this Note for registration of transfer, the Company and any agent of the Company may treat the Person in whose name this Note is registered as the owner thereof for all purposes, whether or not this Note be overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

(d)    This Note shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to the conflicts of law provisions of the State of New York.

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   IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

Dated: September [__], 2019

Amyris, Inc.

By:
Name:
Title: